UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 1, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

301 Binney Street
Cambridge, Massachusetts	02142
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2019, Ironwood Pharmaceuticals, Inc. (“Ironwood”) and Astellas Pharma Inc. (“Astellas”) entered into an amendment and restatement (the “Amended and Restated Agreement”) of the License Agreement, dated November 10, 2009 (the “Prior Agreement”), relating to the development and commercialization of linaclotide in Japan.

Pursuant to the terms of the Amended and Restated Agreement, beginning on January 1, 2020, Ironwood will no longer be responsible for the supply of linaclotide active pharmaceutical ingredient (“API”) to Astellas and Astellas will be responsible for its own supply of linaclotide API for sale in Japan. Astellas has committed to purchase certain quantities of linaclotide API from Ironwood in the calendar year 2019.

In consideration for the foregoing rights, Astellas will pay Ironwood a non-refundable upfront payment of $10 million. Further, beginning on January 1, 2020, Astellas will, in lieu of the royalty payment terms set forth in the Prior Agreement, pay royalties to Ironwood at rates beginning in the mid-single digit percent and escalating to the low double digit percent, based on the aggregate annual net sales in Japan of products containing linaclotide API. Astellas will not credit any such royalty payments against amounts paid to Ironwood with respect to the supply of linaclotide API, as was provided under the Prior Agreement. These royalty payments will be subject to reduction following the expiration of certain licensed patents and the occurrence of generic competition in Japan. Royalty payments will not be due on the net sales of products in calendar year 2019.

The foregoing description of the Amended and Restated Agreement is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Amended and Restated Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As a result of the execution of the Amended and Restated Agreement, Ironwood now expects total 2019 revenue from Astellas to be approximately $55 million, including sales of linaclotide API and the $10 million upfront payment. At this time, the Company’s guidance set forth under the heading “Ironwood 2019 Financial Guidance” in its press release dated July 30, 2019 related to its second quarter 2019 results remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1+	Amended and Restated License Agreement, dated as of August 1, 2019, by and between Ironwood Pharmaceuticals, Inc. and Astellas Pharma Inc.

+ Pursuant to 17 C.F.R §§230.406 and 230.83, the confidential portions of this exhibit have been omitted and are marked accordingly.

This Current Report on Form 8-K contains forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about our expected total 2019 revenue from Astellas and other statements regarding our financial performance and results, and guidance and expectations related thereto.  Each forward-looking statement is subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that our API manufacturer is unable to produce linaclotide API in sufficient quantities to meet Astellas’s demand and the risks listed under the heading “Risk Factors” and elsewhere in Ironwood’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 30, 2019 and in Ironwood’s subsequent SEC filings. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Ironwood undertakes no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: August 1, 2019	By:	/s/ Gina Consylman
Name: Gina Consylman
Title: Senior Vice President, Chief Financial Officer

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